Exhibit 10.21

BJ’S WHOLESALE CLUB HOLDINGS, INC.

2018 INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND

RESTRICTED STOCK AWARD AGREEMENT

BJ’s Wholesale Club Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its 2018 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of shares of Restricted Stock set forth below (the “Restricted Shares”). The Restricted Shares are subject to the terms and conditions set forth in this Restricted Stock Award Grant Notice (the “Grant Notice”), the Plan and the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Agreement”), each of which is incorporated into this Grant Notice by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:	[ ]
Grant Date:	[ ]
Total Number of Shares of Restricted Stock:	[ ] Shares
Purchase Price:	$0.00
Vesting Schedule:	[ ]

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Plan, the Agreement and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Plan, the Agreement and the Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement and the Grant Notice.

BJ’S WHOLESALE CLUB HOLDINGS, INC.		PARTICIPANT

By:		By:
Print Name:	[ ]	Print Name:
Title:	[ ]

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of Restricted Shares set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a) “Cause” shall mean a Company Group Member having “Cause” to terminate Participant’s employment or services, as such term is defined in any relevant employment agreement between Participant and a Company Group Member; provided that, in the absence of such agreement containing such definition, a Company Group Member shall have “Cause” to terminate Participant’s employment or services upon: (i) Participant’s failure to substantially perform the Participant’s duties as reasonably determined by the Board (other than as a result of the Participant’s Disability); (ii) materially dishonest statements or acts by the Participant with respect to the Company Group or any of its Affiliates; (iii) Participant’s commission of an act constituting a felony under the laws of the United States or any state thereof; (iv) Participant’s gross negligence, willful misconduct or insubordination with respect to the Company Group or any of its Affiliates; or (v) any other act or omission by the Participant which is materially injurious to the financial condition or business reputation of the Company Group or any of its Affiliates. Whether or not an event giving rise to “Cause” occurs will be determined by the Board in its sole discretion.

(b) “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(c) “Company Group” shall mean the Company and its Subsidiaries.

(d) “Company Group Member” shall mean each member of the Company Group.

(e) “Disability” shall have the meaning ascribed to such term in any relevant employment agreement between Participant and a Company Group Member; provided that, in the absence of such agreement containing such definition, “Disability” shall mean permanent disability or incapacity as determined in accordance with the Company’s disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board in its good faith judgment based upon inability to perform the essential functions of his or her position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days.

(f) “Non-Compete Event” shall mean following the Cessation Date, the Participant (i) directly or indirectly through another entity inducing or attempting to induce any customer, supplier, licensee or other business relation of a Company Group Member to cease doing business with any member of the Company Group or in any way interferes with the relationship between any such customer, supplier, licensee or business relation and the Company Group Member, (ii) engaging in any activity (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) for Wal-Mart Stores Inc., Costco Wholesale Corporation, or Target Corporation, or any of their respective subsidiaries or affiliates (including, without limitation, Sam’s West, Inc. and Sam’s East, Inc. and any successors thereof), or any other person or entity that competes with the Company Group with respect to any business or activity of the Company Group entered into by the Company Group after the Grant Date.

1.2 Incorporation of Terms of Plan. The Restricted Shares are subject to the terms and conditions set forth in this Agreement and the Plan, each of which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED SHARES

2.1 Award of Restricted Shares.

(a) Award. In consideration of Participant’s past and/or continued employment with or service to any Company Group Member, and for other good and valuable consideration that the Administrator has determined exceeds the aggregate par value of the Shares subject to the Award, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has issued to Participant the number of Restricted Shares set forth in the Grant Notice upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustments as provided in Article 12 of the Plan.

(b) Purchase Price; Book Entry Form. The purchase price of the Restricted Shares is set forth on the Grant Notice. At the sole discretion of the Administrator, the Restricted Shares (and any securities that constitute Retained Distributions (as defined below)) will be issued in either (i) uncertificated form, with the Restricted Shares (and securities that constitute Retained Distributions) recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the Restrictions (as defined below) imposed pursuant to this Agreement, and upon vesting, the lapse of the Transfer Restrictions (as defined below) and the satisfaction of all conditions set forth in Section 2.2, the Company shall cause the book entries evidencing the Restricted Shares (and any securities that constitute Retained Distributions) to indicate that the Restrictions have lapsed; or (ii) certificate form pursuant to the terms of Section 2.1(c) and Section 2.1(d).

(c) Legend. Any certificates representing Restricted Shares issued pursuant to this Agreement shall, until all Restrictions imposed pursuant to this Agreement lapse or shall have been removed and the Restricted Shares shall thereby have become vested and transferable or the Restricted Shares represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, BY AND BETWEEN BJ’S WHOLESALE CLUB HOLDINGS, INC. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

(d) Escrow. The Secretary of the Company or such other escrow Participant as the Administrator may appoint may retain physical custody of any certificates representing the Restricted Shares (and any securities that constitute Retained Distributions) until all of the Restrictions imposed pursuant to this Agreement lapse or shall have been removed; in such event Participant shall not retain physical custody of any certificates representing unvested Restricted Shares or Restricted Shares subject to Transfer Restrictions issued to him or her. Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of unvested and/or forfeited Restricted Shares (or Restricted Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e) Delivery of Certificates and Payment Upon Vesting and Lapse of Transfer Restrictions.

(i) As soon as administratively practicable after the vesting of any Restricted Shares and the lapse of Transfer Restrictions on any Restricted Shares subject to the Award pursuant to Section 2.2(b) - (d), the Company shall, as applicable, either remove the notations on any Restricted Shares subject to the Award issued in book entry form that have vested and are no longer subject to the Transfer Restrictions or deliver to Participant a certificate or certificates, without the legend set forth in Section 2.1(c), evidencing the number of Restricted Shares subject to the Award that have vested and for which the Transfer Restrictions have lapsed.

(ii) As soon as administratively practicable after the vesting of any Restricted Shares and the lapse of Transfer Restrictions on any Restricted Shares subject to the Award pursuant to Section 2.2(b) - (d), the Company shall (A) as applicable, either remove the notations on any securities that constitute Retained Distributions issued in book entry form with respect to such Restricted Shares or deliver to Participant a certificate or certificates evidencing the number of securities that constitute Retained Distributions with respect to such Restricted Shares and (B) pay Participant in cash an amount equal to all cash dividends or other cash distributions that constitute Retained Distributions with respect to such Restricted Shares.

(iii) Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company in connection with this Section 2.1(e). The Restricted Shares and securities that constitute Retained Distributions delivered pursuant to this Section 2.1(e) shall no longer be subject to the Restrictions hereunder.

2.2 Restrictions.

(a) Forfeiture. Any Restricted Shares that are not vested as of the Cessation Date shall thereupon be forfeited immediately and without any further action by the Company.

(b) Restricted Shares Not Transferable. Notwithstanding Section 10.3(a)(i) of the Plan, but subject to Section 2.2(c) of this Agreement, no Restricted Shares (whether vested or unvested) or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect (the “Transfer Restrictions”); provided, however, that this Section 2.2(b) notwithstanding, with the consent of the Administrator and subject to the terms of the Plan, the Restricted Shares may be transferred to a Permitted Transferee, pursuant to any such conditions and procedures the Administrator may require.

(c) Lapse of Transfer Restrictions; Non-Compete Event. The Transfer Restrictions shall lapse with respect to 2/3rd of the Restricted Shares granted hereunder (rounded down to the next whole number of Shares) on the first anniversary of the Grant Date and with respect to the remaining 1/3rd of the Shares granted hereunder on the second anniversary of the Grant Date such that the Transfer Restrictions on all Restricted Shares granted hereunder shall have lapsed on the second anniversary of the Grant Date. Notwithstanding any other provision of this Agreement to the contrary, if, on or prior to the second anniversary of the Grant Date, a Non-Compete Event occurs or Participant experiences a Termination of Services by the Company for Cause, then all Restricted Shares for which the Transfer Restrictions have not lapsed prior to the date of such Non-Compete Event or the date of Participant’s Termination of Services by the Company for Cause (less any Restricted Shares that have theretofore been surrendered to or withheld by the Company pursuant to Section 10.2 of the Plan to satisfy any tax withholding obligation), shall be immediately forfeited for no consideration.

(d) Vesting. Subject to Section 12.4 of the Plan and subject to Participant’s continued employment with or service to a Company Group Member on each vesting date and subject to Sections 4.11 and 4.16 hereof, the Award shall become vested (and, except as set forth in Section 2.2(c), no longer be subject to forfeiture or repurchase by the Company) in accordance with the vesting schedule set forth in the Grant Notice. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 2.2(b) and (c), the exposure to forfeiture set forth in Section 2.2(a) and the vesting schedule set forth in this Section 2.2(d).

(e) Retained Distributions. Unless otherwise determined by the Administrator, the Company will retain custody of all cash dividends and other distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the Restrictions and the other terms and conditions under this Agreement that are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested in accordance with Section 2.2(d), and such Retained Distributions shall not bear interest or be segregated in separate accounts. Any Retained Distributions with respect to Restricted Shares that have not vested as of the Cessation Date shall thereupon be forfeited immediately and without any further action by the Company.

2.1 Consideration to the Company. In consideration of the grant of the Award by the Company, Participant agrees to render faithful and efficient services to the Company Group. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company Group or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between a Company Group Member and Participant.

ARTICLE III.

RESTRICTIVE COVENANTS

3.1 Obligation to Maintain Confidentiality. Participant acknowledges that the confidential or proprietary information and data (including trade secrets) of the Company Group and any of its Affiliates obtained by Participant while employed by or in the service of the Company Group or any of its Affiliates (including, without limitation, prior to the date of this Agreement) (“Confidential Information”) are the property of the Company Group and/or its Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company Group’s or any of its Affiliates’ business or industry of which Participant becomes aware during the period of Participant’s employment or service. Therefore, Participant agrees that he or she will not disclose to any unauthorized person, group or entity or use for Participant’s own account any Confidential Information without the Company’s written consent, unless and to the extent that the Confidential Information, (a) becomes generally known to and available for use by the public other than as a result of Participant’s acts or omissions to act, (b) was known to Participant prior to Participant’s employment or service with the Company Group or any of its Affiliates, or (c) is required to be disclosed pursuant to any applicable law or court order. Participant shall use reasonable best efforts to deliver to the Company on his or her Cessation Date, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company Group and any of its Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which Participant may then possess or have under his or her control, but excluding financial information of the Company relating to Participant’s ownership of shares of Common Stock, which information will nonetheless continue to constitute Confidential Information.

3.2 Ownership of Property. Participant acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company Group or any of its Affiliates actual or anticipated business, research and development, or existing or future products or services and that were or are conceived, developed, contributed to, made, or reduced to practice by Participant (either solely or jointly with others) while employed by or in the service of the Company Group or any of its Affiliates (including, without limitation, prior to the date of this Agreement) (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company Group and its Affiliates and Participant hereby assigns, and agrees to assign, all of the above Work Product to the Company Group and its Affiliates. Any copyrightable work prepared in whole or in part by Participant in the course of Participant’s work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company Group and its Affiliates shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Participant hereby assigns and agrees to assign to the Company Group and its Affiliates all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Participant shall as promptly as practicable under the circumstances disclose such Work Product and copyrightable work to the Company and perform all actions reasonably requested by the Company (whether during or after Participant’s employment with or service to the Company Group and its Affiliates) to establish and confirm the Company Group’s or its Affiliates’ ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).

3.3 Third Party Information. Participant understands that the Company Group and its Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company Group and Affiliates part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the period of Participant’s employment with or service to the Company Group or any of its Affiliates and thereafter, and without in any way limiting the provisions of Section 3.1 above, Participant will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company Group or its Affiliates who need to know such information in connection with their work for the Company Group or its Affiliates) or use, except in connection with Participant’s work for the Company Group or any of its Affiliates, Third Party Information unless expressly authorized by the Company in writing or unless and to the extent that the Third Party Information, (a) becomes generally known to and available for use by the public other than as a result of Participant’s acts or omissions to act, (b) was known to Participant prior to Participant’s employment with or service to the Company Group and any of its Affiliates, or (c) is required to be disclosed pursuant to any applicable law or court order.

3.4 Use of Information of Prior Employers. During Participant’s employment with and/or services, Participant will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom Participant has an obligation of confidentiality, and will not bring onto the premises of the Company Group or any of its Affiliates any unpublished documents or any property belonging to any former employer or any other person to whom Participant has an obligation of confidentiality unless consented to in writing by the former employer or person. Participant will use in the performance of Participant’s duties only information which is (a)(i) common knowledge in the industry or (ii) otherwise legally in the public domain, (b) otherwise provided or developed by the Company Group or its Affiliates or (c) in the case of materials, property or information belonging to any former employer or other person to whom Participant has an obligation of confidentiality, approved for such use in writing by such former employer or person.

3.5 Nonsolicitation. Participant acknowledges that, in the course of Participant’s employment and/or services, Participant will become familiar with the Company Group’s and its Affiliates’ trade secrets and with other confidential information concerning the Company Group and its Affiliates and that Participant’s services will be of special, unique and extraordinary value to the Company Group and its Affiliates. Therefore, Participant agrees that:

(a) Restriction. While employed or engaged by the Company Group or any of its Affiliates, and for a period beginning on the Participant’s Cessation Date and ending on the second anniversary of such Cessation Date, Participant shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company Group or any of its Affiliates to leave the employ of the Company Group or any of its Affiliates, or in any way interfere with the relationship between the Company Group or any of its Affiliates and any employee thereof, and (ii) hire any person who was an employee of the Company Group or any of its Affiliates within 180 days prior to the time such employee was hired by Participant, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company Group or any of its Affiliates to cease doing business with the Company Group and its Affiliates or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company Group and its Affiliates or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company Group or its Affiliates and with which the Company Group or its Affiliates has entered into substantive negotiations or has requested and received confidential information relating to the acquisition of such business by the Company Group or any of its Affiliates in the two-year period immediately preceding Participant’s Termination of Services with the Company Group and its Affiliates.

(b) Enforcement. If, at the time of enforcement of Section 3.5(a), a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Participant agrees that because his or her services are unique and Participant has access to confidential information, money damages would be an inadequate remedy for any breach of this Article 3. Participant agrees that the Company Group or any of its Affiliates in the event of a breach or threatened breach of this Article 3, may seek injunctive or other equitable relief in addition to any other remedy available to them in a court of competent jurisdiction without posting bond or other security.

(c) Non-disparagement. Participant agrees that at no time during his employment or engagement by the Company Group and its Affiliates or thereafter, shall he or she make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of the Company Group or any of its Affiliates or any of their respective directors, officers or employees; provided that Participant shall not be required to make any untruthful statement or to violate any law.

3.6 Acknowledgments. Participant acknowledges that the provisions of this Article 3 are (a) in addition to, and not in limitation of, any obligation of Participant’s under the terms of any employment agreement with the Company Group or any of its Affiliates, (b) in consideration of (i) employment with or engagement by the Company Group or any of its Affiliates, (ii) the issuance of the Restricted Shares by the Company and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Participant agrees and acknowledges that the restrictions contained in Article 3 do not preclude Participant from earning a livelihood, nor do they unreasonably impose limitations on Participant’s ability to earn a living. Participant agrees and acknowledges that the potential harm to the Company Group or any of its Affiliates of the non-enforcement of this Article 3 outweighs any potential harm to Participant of its enforcement by injunction or otherwise. Participant acknowledges that he or she has carefully read this Agreement and has given careful consideration to the restraints imposed upon Participant by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company Group and its Affiliates now existing or to be developed in the future. Participant expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

3.7 Forfeiture. Notwithstanding anything contained in this Agreement to the contrary, if Participant violates any of the restrictive covenants set forth in Article 3 or upon Participant’s Termination of Service by the Company Group for Cause, (a) the Restricted Shares (whether vested or unvested) shall immediately be terminated and forfeited in their entirety and (b) the Participant shall pay to the Company in cash any amounts paid to the participant in respect of the Restricted Shares during the 12 month period immediately preceding (or at any time after) the date of such violation. By accepting these Restricted Shares Participant consents to and authorizes the Company to deduct from any amounts payable by the Company to Participant any amounts Participant owes to the Company under this Section 3.7. This right of set-off is in addition to any other remedies the Company may have against Participant for Participant’s breach of this Agreement. Participant’s obligations under this Section 3.7 shall be cumulative (but not duplicative) of any similar obligations Participant have pursuant to this Agreement or any other agreement with the Company.

3.8 Response to Subpoena; Whistleblower Protection. Participant may respond to a lawful and valid subpoena or other legal process but shall give the Company Group the earliest possible notice thereof, and shall, as much in advance of the return date as possible, make available to the Company Group and its counsel the documents and other information sought, and shall assist such counsel in resisting or otherwise responding to such process. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall be interpreted so as to impede Participant (or any other individual) from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures under the whistleblower provisions of federal law or regulation. Participant does not need the prior authorization of the Company Group to make any such reports or disclosures and Participant shall not be not required to notify the Company Group that such reports or disclosures have been made.

ARTICLE IV.

OTHER PROVISIONS

4.1 Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) The Company Group has the authority to deduct or withhold, or require Participant to remit to the applicable Company Group Member, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company Group may withhold or Participant may make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Company Group Member with respect to which the withholding obligation arises;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) with the consent of the Administrator, by requesting that the Company withhold a net number of Shares subject to the Award having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv) with the consent of the Administrator, by tendering to the Company vested Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v) through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to the Shares for which the Restrictions are then subject to lapse, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company Group Member with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Company Group Member at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi) in any combination of the foregoing.

(b) With respect to any withholding taxes arising in connection with the Award, in the event Participant fails to provide timely payment of all sums required pursuant to Section 4.1(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 4.1(a)(ii) or Section 4.1(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any new certificate representing Restricted Shares to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the grant of the Award or the issuance or vesting of Restricted Shares hereunder or any other taxable event with respect to the Restricted Shares.

(c) In the event any tax withholding obligation arising in connection with the Award will be satisfied under Section 4.1(a)(iii) above, then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares that are subject to the Award as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company Group Member with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 4.1(c), including the transactions described in the previous sentence, as applicable.

(d) In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 4.1(a)(v) or Section 4.1(c): (i) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises, or as soon thereafter as practicable; (ii) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (iii) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (v) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (vi) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company Group Member with respect to which the withholding obligation arises, an amount in cash sufficient to satisfy any remaining portion of the applicable Company Group Member’s withholding obligation.

(e) Participant is ultimately liable and responsible for, and, to the extent permitted by Applicable Law, agrees to indemnify and keep indemnified the Company Group from, all taxes owed in connection with the Award, regardless of any action any Company Group Member takes with respect to any tax withholding obligations that arise in connection with the Award. No Company Group Member makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding or vesting of the Award or the subsequent sale of Shares. The Company Group does not commit and is under no obligation to structure the Award to reduce or eliminate Participant’s tax liability.

4.2 Conditions to Delivery of Stock. Subject to Section 2.1, the Restricted Shares deliverable under this Award may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges on which such Shares are then listed;

(b) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The receipt by the Company of full payment for such Shares;

(e) The receipt of any applicable withholding tax in accordance with Section 4.1 by the Company Group Member with respect to which the applicable withholding obligation arises; and

(f) The lapse of such reasonable period of time following the grant of this Award as the Administrator may from time to time establish for reasons of administrative convenience.

4.3 Rights as Stockholder. Except as otherwise provided herein and subject to Section 2.2(d), upon the Grant Date, Participant shall have all the rights of a stockholder with respect to the Restricted Shares, subject to the Restrictions herein, including the right to vote the Restricted Shares and the right to receive any cash or stock dividends paid to or made with respect to the Restricted Shares; provided, however, that at the discretion of the Company, and prior to the delivery of Restricted Shares, Participant may be required to execute a stockholders agreement in such form as shall be determined by the Company.

4.4 Section 83(b) Election. Participant understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for the Restricted Shares and the Fair Market Value of such Restricted Shares and any Retained Distributions at the time the Restrictions on such Restricted Shares and Retained Distributions lapse. Participant understands that, notwithstanding the preceding sentence, Participant may elect to be taxed at the time of the Grant Date, rather than at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Grant Date. In the event that Participant files an 83(b) Election, Participant shall provide the Company a copy thereof prior to the expiration of such 30 day period. Participant understands that in the event an 83(b) Election is filed with the Internal Revenue Service within such time period, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Restricted Shares and the Fair Market Value of such Restricted Shares as of the Grant Date. Participant further understands that an additional copy of such 83(b) Election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the Award hereunder, and does not purport to be complete. PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING PARTICIPANT’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF PARTICIPANT’S DEATH. PARTICIPANT HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING PARTICIPANT’S 83(b) ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE RESTRICTIONS ON THE UNVESTED RESTRICTED SHARES AND RETAINED DISTRIBUTIONS. PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S PURCHASE OR DISPOSITION OF THE RESTRICTED SHARES AND PARTICIPANT REPRESENTS THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

4.5 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

4.6 Adjustments. The Administrator may accelerate the vesting of all or a portion of the Restricted Shares in such circumstances as it, in its sole discretion, may determine Participant acknowledges that the Restricted Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.

4.7 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.7, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.8 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.9 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.10 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

4.11 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of Participant.

4.12 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 2.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.13 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Award, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.14 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Company Group Member or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between a Company Group Member and Participant.

4.15 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.16 Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

4.17 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.18 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets.

4.19 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.